Exhibit 4.38

CONFIDENTIAL COPY

DISTRIBUTION AGREEMENT

This Distribution Agreement (this “Agreement”) is entered into this 12th day of July, 2000, by and between Draximage, Inc., a Canadian corporation (“Draximage”), and Syncor International Corporation, a Delaware corporation (“Syncor”).

WHEREAS, Draximage manufactures Sodium Iodide I-131 solution (the “Product”) for oral administration;

WHEREAS, Syncor is in the business of compounding, marketing and selling radiopharmaceuticals; and

WHEREAS, Draximage wishes to grant, and Syncor wishes to obtain, the right to market, sell and distribute the Product in the Territory (as defined below) under the terms and conditions hereof;

NOW, THEREFORE, in consideration of mutual covenants, agreements and conditions set forth herein, the parties hereby agree as follows:

1.                                      DEFINITIONS

A.                                   “Calibration Date” shall have the meaning ascribed to it in Section 4B.

B.                                     “First Sale” shall have the meaning ascribed to it in Section 3.

C.                                     “Initial Term” shall have the meaning ascribed to it in Section 3.

D.                                    “Product” shall mean Sodium Iodide I-131 solution for oral administration, formulated in accordance with the product specifications described on Exhibit A attached hereto, whether labeled as generic, private or other label.

E.                                      “Territory” shall mean all the states, territories and possessions of the United States of America and Puerto Rico.

F.                                      “Trade” shall mean commercial radiopharmacies, hospitals, clinics and other private and governmental health institutions in the Territory.

G.                                     “Trademarks” shall mean all those trademarks owned by Draximage and associated with the Product.

H.                                    “Independent Radiopharmacies” shall mean ***

2.                                      APPOINTMENT

A.                                   Grant.   Draximage hereby appoints Syncor as its authorized distributor to market, sell and distribute the Product to the Trade in the Territory. For purposes of the appointment, Syncor shall be entitled to compound unit doses for, and distribute the Product in bulk form to, end users, such as hospitals, clinics and mobile imaging services, as well as to distribute the Product to third party radiopharmacy operators. ***

B.                                     Acceptance of Appointment.   Syncor hereby accepts this appointment as distributor for the Product in the Territory.

3.                                      TERM

Subject to the provisions of Section 11, this Agreement shall remain in effect from the date hereof until five years after Draximage makes the first sale of the Product to Syncor (the “First Sale”) after the Product has been approved by the U.S. Food and Drug Administration (the “FDA”) for commercial sale as an oral therapy solution in the United States (such five-year period hereinafter referred to as the “Initial Term”). This Agreement shall be automatically renewed for additional three-year terms at the end of the Initial Term or any renewal term, as the case may be, unless either party notifies the other party at least six (6) months prior to the expiration of the Initial Term or a renewal term, as the case may be, that it does not intend to renew this Agreement upon expiration.

4.                                      RESPONSIBILITIES OF SYNCOR

A.                                   Compliance With Regulations.   Syncor shall obtain, and shall maintain in good standing, all required permits and licenses necessary or advisable to distribute the Product in the Territory. Syncor shall comply with all laws, rules and regulations in force in the Territory, including those covering the sale of, and the payment for, the Product.

B.                                     Standing Order Quantity.  Syncor shall purchase from Draximage a *** sufficient to calibrate at least 20 Curies of the Product by the time of the Calibration Date, at the purchase price set forth in Section 6 below.  The Product shall be calibrated for noon on each *** that the Product is delivered to Syncor (the “Calibration Date”), except for Product shipped on the *** pursuant to Section 5D herein, which shall be calibrated for ***.  The maximum pre-calibration period for any shipment of Product shall be five (5) days from the date the shipment is shipped by Draximage.

C.                                     Shipping Containers.   Syncor shall provide Draximage, at Syncor’s expense, sufficient quantities of shielded shipping containers to be used by Draximage to transport shipments of the Product from its Kirkland, Quebec manufacturing facility to the destinations designated by Syncor.

5.                                      RESPONSIBILITIES OF DRAXIMAGE

A.                                   Draximage shall manufacture, package and label, store and ship the Product in a manner appropriate for the Product and consistent with all applicable United States Federal, state, and local laws, rules, and regulations, including but not limited to those regulations established by the FDA and the U.S. Nuclear Regulatory Commission.

B.                                     Draximage shall use its best efforts to obtain as soon as reasonably possible, but before September 30, 2000, the approval from the FDA for the commercial sale of the Product in the U.S., and to have its manufacturing facility in Kirkland, Quebec be fully licensed by the FDA to produce the Product for sale in the U.S.

C.                                       Draximage shall ensure that each Product conforms to the specifications described on Exhibit A attached hereto and to Draximage’s then current technical specifications or other descriptive materials supplied by Draximage for the Product, and is not adulterated or misbranded within the meaning of the U.S. Food, Drug and Cosmetic Act, 21 U.S.C. Sec. 201 et seq.

D.                                      Draximage shall make *** shipments of the Product to Syncor on ***. The total quantity shipped to Syncor each *** shall equal Syncor’s ***. Draximage shall ship to Syncor ***, provided that on each shipping day the quantity of Product shall not exceed current activity possession limits as measured on the day of calibration. Shipments of the Product to Syncor shall commence *** of the approval from the FDA for the commercial sale of the Product.

E.                                        Draximage shall maintain in its facility a *** surplus of the Product equal to *** requirements to cover potential spot orders. Syncor shall not be responsible for the costs and expenses to manufacture and store such surplus stock, it being understood that Syncor’s sole obligation with respect to such surplus is the payment for any quantities of the Product actually ordered by Syncor from such stock.

F.                                        At the request of Syncor, Draximage shall provide supplies of technical sales aids, such as an approved Product monograph, to Syncor in quantities appropriate in light of Syncor’s sales of the Product in the Territory.

G.                                       ***

6.                                   PRICE

Syncor’s price for any standing order and spot order purchases shall be as follows:

*** Minimum
Standing Order Quantity (Curies)	Price Per MilliCurie (U.S.$)
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
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All prices are per milliCurie as of the Calibration Date. ***

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7.                                      ORDERS; TERMS OF SALE

Syncor shall order from Draximage such quantities of the Product as are necessary to fulfill the requirements of the Trade in the Territory. Draximage will ship such quantities of the Product, FOB Draximage’s facility, either to Syncor or to third party end users or other customers as agreed upon by Draximage and Syncor.

8.                                      PAYMENT TERMS

                ***

9.                                      REGISTRATION AND LABELING

A.                                   In the event that local laws or regulations prevent Draximage from filing product registration application(s), or if Draximage otherwise decides not to file any such application(s) on its own behalf, at the direction of Draximage, Syncor hereby agrees to file and maintain product registration application(s) on behalf of Draximage at Draximage’s expense.

B.                                     Syncor agrees and recognizes that Draximage is the sole owner of the registration in the Territory of the Product, regardless of whether any of these registrations is in the name of Syncor or a third party. In the event of termination of this Agreement, Syncor will return all copies of any registration application(s) and accompanying documentation in its possession to Draximage. At the request of Draximage, whether during the pendency of this Agreement or after termination, Syncor shall legally transfer any and all Product registration(s), to Draximage or its designee, and shall provide full support to Draximage to facilitate the prompt execution of such legal transfer. Draximage shall reimburse Syncor for any costs incurred by Syncor in connection with effecting such transfer.

10.                               PRODUCT RECALLS

In the event that Draximage determines, after consultation with Syncor, that a Product recall in the Territory is necessary, then Syncor shall take all actions appropriate in order to recall said Product Draximage shall reimburse Syncor for all out-of-pocket expenses associated with any such recall caused in whole or in part by the negligence of Draximage or by Draximage’s failure to manufacture, package, label, store or ship Product in accordance with the requirements of this Agreement; provided, however, that if any Product recall or withdrawal is caused in part by the negligence of Syncor, such direct out-of-pocket expenses shall be apportioned between Draximage and Syncor in relation to each party’s respective negligent acts or omissions.

11.                              TERMINATION RIGHTS

Upon breach of any term of this Agreement, the breaching party will be given an opportunity to cure such breach within thirty (30) days after written notice of the breach is delivered to the breaching party. Both parties hereby agree that failure to remedy any such breach within this time period will constitute sufficient grounds for termination without any further notice. Syncor may also terminate this Agreement upon thirty (30) days’ prior written notice if Draximage is unable to begin regular shipments of the Product to Syncor by December 31, 2000.

12.                               CONFIDENTIAL INFORMATION

A.                                   During the duration of this Agreement and for a period of two (2) years from the date of termination or expiration hereof, Syncor and Draximage agree to hold in strict confidence, and shall use all reasonable efforts to maintain the secrecy of, any and all information disclosed by the other and either identified in writing as confidential or by its proprietary and non-public nature should be treated as confidential (“Confidential Information”), and shall not disclose any such Confidential Information to a third party without the express, written consent of the disclosing party, with the exception of the following: (i) information which, at the time of disclosure, is in the public domain; (ii) information which, after disclosure, becomes part of the public domain by publication or otherwise, other than by breach of this Agreement by the receiving party; (iii) information that the receiving party can establish by competent proof was in its possession at the time of disclosure and was not acquired, directly or indirectly, from the disclosing party; (iv) information that the receiving party obtains from a third party, provided, however, that such information was not obtained by said third party, directly or indirectly, from the disclosing party under an obligation of confidentiality toward the disclosing party; and (v) information that the receiving party can establish by competent proof was independently developed by persons in its employ or otherwise who had no contact with and were not aware of the content of the Confidential Information.

B.                                 The receiving party shall not use the Confidential Information for any purpose other than in connection with exercising its rights and fulfilling its obligations hereunder. The receiving party will not disclose any such Confidential Information to any person other than to its officers or employees, and only then if they have a clear need to know such Confidential Information in connection with the performance of their professional responsibilities.

C.                                 The receiving party shall take all reasonable steps, including but not limited to those steps taken to protect its own information, data or other tangible or intangible property that it regards as proprietary or confidential, to insure that the Confidential Information is not disclosed or duplicated for the use of any third party, and shall take all reasonable steps to prevent its officers and employees, or any others having access to the Confidential Information, from disclosing or making unauthorized use of any Confidential Information, or from committing any acts or making any omissions that may result in a violation of this Agreement.

D.                                    Title to, and all rights emanating from the ownership of, all Confidential Information disclosed under this Agreement shall remain vested in the disclosing party. Upon written request of the disclosing party, the receiving party shall return promptly to the disclosing party all written materials and documents, as well as any computer software or other media, in their possession, made available or supplied by the disclosing party to the receiving party that contains Confidential Information, together with any copies thereof, except that the receiving party may retain one copy of each such document or other media for archival purposes, subject to protection and non-disclosure in accordance with the terms of this Agreement.

E.                                      The receiving party agrees that the disclosure of Confidential Information without the express written consent of the disclosing party will cause irreparable harm to the disclosing party, and that any breach or threatened breach of this Agreement by the receiving party will entitle the disclosing party to injunctive relief, in addition to any other legal remedies available to it, in any court of competent jurisdiction.

13.                               TRADEMARKS

A.                                   Syncor shall have the right to resell the Product in packages bearing the Trademarks and the right to use the Trademarks in promotional materials related to the Product. The rights granted to Syncor hereunder shall in no way affect Draximage’s ownership of such Trademarks. No other right, title or interest in the Trademarks is established hereby, and nothing herein shall be construed to grant any right or license to Syncor to use the Draximage trademark, or the name Draximage, other than as specifically set forth herein.

B.                                     Syncor shall not make any use or take any action with respect to the Trademarks to prejudice or infringe Draximage’s rights thereto including the use of any confusingly similar trademark, and shall forthwith, upon objection by Draximage, desist from any use thereof or action therewith which is in violation of this Agreement.

C.                                     Upon termination of this Agreement, Syncor will cease all use of the Trademarks.

D.                                    In the event of any claim or litigation by a third party against Syncor alleging that any of the Trademarks imitates or infringes a trademark of such third party or is invalid, Syncor shall promptly give notice of such claims or litigation to Draximage and Draximage shall assume responsibility for, and control of, the handling, defense, or settlement thereof.

14.                               WARRANTY

Draximage warrants that each Product supplied hereunder is free from defects in material and workmanship and conforms to the technical specifications for the Product. DRAXIMAGE MAKES NO OTHER WARRANTY, EXPRESSED OR IMPLIED, WITH

RESPECT TO THE PRODUCT, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

15.                               INDEMNIFICATION

A.                                   Draximage shall indemnify and hold Syncor, its parent companies, affiliates and subsidiaries, and the officers, directors and employees of each of them, harmless from any and all liability, including liability for death or personal injury, and costs, losses and expenses, including reasonable attorneys’ fees, that stem from any Product that was damaged or defective at the time of delivery to Syncor, or resulting from the negligence or recklessness or willful misconduct of Draximage.

B.                                     Syncor shall indemnify and hold Draximage, its parent companies, affiliates and subsidiaries, and the officers, directors and employees of each of them, harmless from any and all liability, including liability for death or personal injury, and costs, losses and expenses, including reasonable attorneys’ fees, that stem from its negligence, recklessness or willful misconduct in the compounding, sale, marketing and distribution of the Product.

C.                                     In the event that the negligence, recklessness or willful misconduct of each of Draximage and Syncor contributes materially to any such liability, cost, loss or expense stemming from any Product supplied or distributed and sold hereunder, then Draximage and Syncor each shall be responsible for that portion of said liability, cost, loss or expense to which such negligence, recklessness or willful misconduct contributed.

D.                                    Draximage shall indemnify and hold Syncor, its parent companies, affiliates and subsidiaries, and the officers, directors and employees of each of them, harmless from any and all liability stemming from any claim of patent, trademark, copyright or trade secret infringement based upon the otherwise permissible distribution and sale of the Product under the terms of this Agreement.

E.                                      In the event that one party receives notice of a claim, lawsuit, or liability for which it is entitled to indemnification by the other party, the party receiving notice shall give prompt notification to the indemnifying party. The party being indemnified shall cooperate fully with the indemnifying party throughout the pendency of the claim, lawsuit or liability, and the indemnifying party shall have complete control over the conduct and disposition of the claim, lawsuit, or liability.

F.                                      Title to and risk of loss of the Product purchased by Syncor pursuant to this Agreement shall pass to Syncor upon delivery by Draximage of the Product in question to the carrier designated by Syncor for the purpose of shipping the Product to its customers.

16.                               MISCELLANEOUS

A.                                   Headings.   The headings and captions used herein are for the convenience of the parties only and are not to be construed to define, limit or affect the construction or interpretation hereof.

B.                                     Severability.   In the event that any provision of this Agreement is found to be invalid or unenforceable, then the offending provision shall not render any other provision of this Agreement invalid or unenforceable, and all other provisions shall remain in full force and effect and shall be enforceable, unless the provisions which have been found to be invalid or unenforceable shall substantially affect the rights or obligations granted or undertaken by either party.

C.                                     Entire Agreement.   This Agreement, together with any schedules attached hereto which are hereby fully incorporated by reference, contains the entire agreement of the parties regarding the subject matter hereof and supersedes all prior agreements, understandings or conditions (whether oral or written) regarding the same. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

D.                                    Assignability.   This Agreement and the rights hereunder may not be assigned or transferred by either party without the prior written consent of the other party hereto (other than for rights to payment), provided however, that either party may assign this Agreement to a person or entity who acquires all or substantially all of the assets or business of a party, whether by sale, merger, or otherwise. In the event that this Agreement is assigned, it shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

E.                                      Further Assurances.   Each party hereto agrees to execute, acknowledge and deliver such further instruments, and to take such other actions, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

F.                                      Notices and Reports.   All notices, consents or approvals required by this Agreement shall be in writing and sent by certified or registered air mail, postage prepaid or by facsimile or cable (confirmed by such certified or registered mail) to the parties at the following addresses or such other addresses as may be designated in writing by the respective parties.

If to Draximage:

Draximage, Inc.

16751 TransCanada Highway

Kirkland, Quebec H9H 4J4

Canada

Attention: President

If to Syncor:

Syncor International Corporation

6464 Canoga Avenue

Woodland Hills, CA 91367

Attention: General Counsel

Notices shall be deemed effective on the date of mailing.

G.                                     Relationships of the Parties.   Both parties are independent contractors under this Agreement. Nothing contained in this Agreement is to be construed so as to constitute Draximage and Syncor as partners or agents with respect to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other party or to bind the other party to any contract, agreement or undertaking with any third party.

H.                                    Waiver.   The waiver by either party of a breach of any provisions contained herein shall be effective only if made in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

I.                                         Applicable Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of laws provisions thereof.

J.                                        Force Majeure.   A party shall not be liable for nonperformance or delay in performance (other than of obligations regarding any payments or of confidentiality) caused by any event reasonably beyond the control of such party including, without limitation, wars, hostilities, revolutions, riots, civil disturbances, national emergencies, strikes, lockouts, unavailability of supplies, epidemics, fires, floods, earthquakes, other forces of nature, explosions, embargoes, or any other Acts of God, or any laws, proclamations, regulations, ordinances, or other acts or orders of any court, government or governmental agency, and the inability of such party to obtain material from its suppliers or to obtain equipment or transportation, for the time during which such conditions continued, and for a reasonable time thereafter. Purchases and deliveries of the Product under this Agreement may at either party’s option be suspended, in whole or in part, during the period of the continuance of such cause or event. Any occurrence of force majeure shall be reported promptly to the other party.

K.                                    Counterparts.   This Agreement may be executed in multiple shall be considered and shall have the force and effect of an original.

L.                                      Language.   The parties declare that they have required that this Agreement and any documents relating thereto be drawn up in the English language. Les parties aux presentes declarent qu’elles ont exige que cette entente et tous les documents y afferant soient rediges en langue anglaise.

IN WITNESS WHEREOF, by their duly authorized representatives, the parties have executed this Agreement as of the day and year first above written.

SYNCOR INTERNATIONAL CORPORATION		DRAXIMAGE, INC.

By:	/s/ John S. Baumann	By:	/s/ R. M. Doré
Name:	John S. Baumann	Name:	R. M. Doré
Title:	Senior Vice President &	Title:	President
General Counsel

EXHIBIT A

Product Specification.

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